UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 24, 2009, the Board of Directors of Navistar International Corporation (the “Company”) promoted Andrew J. Cederoth to the position of Executive Vice President and Chief Financial Officer. As previously announced, Mr. Cederoth had been serving as the Company’s interim principal financial officer since June 2009. Mr. Cederoth, age 44, previously served as the Company’s Senior Vice President – Corporate Finance since June 2009, the Company’s Vice President – Corporate Finance from April 2009 to June 2009, Vice President and Chief Financial Officer of the Engine Division of Navistar, Inc. (“Navistar”), the Company’s principal manufacturing subsidiary, from 2007 to April 2009, Vice President – Finance of Navistar’s Engine Division from 2006 to 2007, Vice President and Treasurer of Navistar Financial Corporation (“NFC”), the Company’s captive finance subsidiary, from 2005 to 2006 and Treasurer of NFC from 2001 to 2005.

In connection with Mr. Cederoth’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee increased his annual base salary to $470,000 and provided him with certain other benefits commensurate with his Chief Financial Officer position.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: September 29, 2009	/s/ Andrew J. Cederoth
Andrew J. Cederoth Chief Financial Officer